Exhibit 3.1

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “SURGE GLOBAL ENERGY, INC. “AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE TWENTY-FIFTH DAY OF NOVEMBER, A.D. 1997, AT 4 O’CLOCK P.M.

CERTIFICATE OF MERGER, FILED THE TWENTY-FIFTH DAY OF NOVEMBER, A.D. 1997, AT 4:01 O’CLOCK P.M.

CERTIFICATE OF DESIGNATION, FILED THE SECOND DAY OF FEBRUARY, A.D. 1998, AT 4:30 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE TWELFTH DAY OF MAY, A.D. 1998, AT 2:15 O’CLOCK P.M.

CERTIFICATE OF RENEWAL, FILED THE TWENTIETH DAY OF AUGUST, A.D. 2003, AT 11:58 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE TWENTIETH DAY OF AUGUST, A.D. 2003, AT 11:58 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “THE HAVANA GROUP, INC. “TO “SURGE GLOBAL ENERGY, INC. “FILED THE THIRTIETH DAY OF SEPTEMBER, A.D. 2004, AT 10:58 O’CLOCK A.M.

Harriet Smith Windsor, Secretary of State
2825692 8100H	AUTHENTICATION: 4405975

051063760	DATE: 12-27-05

1

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

Harriet Smith Windsor, Secretary of State
2825692 8100H	AUTHENTICATION: 4405975

051063760	DATE: 12-27-05

2

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION CORPORATIONS
FILED 04:00 PM 11/25/1997
971404586 - 2825692

CERTIFICATE OF INCORPORATION

OF THE HAVANA GROUP, INC.

1.             The name of the Corporation shall be The Havana Group, Inc.

2.             The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.  The name of its registered agent at such address is The Corporation Trust Company.

3.             The nature of the business to be conducted or promoted and the purposes of the Corporation are:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign, and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation

To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this corporation.

To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting stock certificates in respect of the shares of capital stock, scrip warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, chooses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof

To borrow or raise money for any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of the corporation’s property and assets, or any interest therein, wherever situated.

In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this Certificate of Incorporation together with any powers incidental thereto, so far as such, powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the corporation.

The business and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this Certificate of Incorporation, but the business and purposes specified in each of the foregoing clauses of this article shall be regarded as independent business and purposes:

4.              The total number of shares of all classes of capital stock which the Corporation has the authority to issue is Thirty Five Million (35,000,000) shares consisting of the following classes:

(a)             Twenty Five Million (25,000,000) common shares, $.001 par value, hereinafter called the Common Stock; and

(b)            Ten Million (10,000,000) shares of serial Preference Stock, $.001 par value, issuable in series, hereinafter called “Series Preference Stock”.

The designations, voting powers, preferences and relative priority, participating, option or other special rights, and qualifications, limitations or restrictions of the above classes of stock are as follows:

DIVISION A

EXPRESS TERMS OF THE
SERIAL PREFERENCE STOCK

Section 1.  The Serial Preference Stock may be issued from time to time in one or more series. All shares of Serial Preference Stock shall be of equal rank and shall be identical, except in respect of the matters that may be fixed by the Board of Directors as hereinafter provided, and each share of each series shall be identical with all other shares of such series, except as to the date from which dividends are cumulative. Subject to the provisions of Sections 2 to 8, both inclusive, of this Division, which provisions shall apply to all Serial Preference Stock, the Board of Directors hereby is authorized to cause such shares to be issued in one or more series and with respect to each such series prior to the issuance thereof to fix:

(a)           The designation of the series, which may be by distinguishing number, letter or title;

(b)           The number of shares of the series, which number the Board of Directors may (except where otherwise provided in the creation of the series) increase and decrease (but not below the number of shares thereof then outstanding);

(c)           The annual dividend rate of the series and the date from which dividends shall be cumulative;

(d)           The dates which dividends, if declared, shall be payable;

(e)           The redemption rights and price or prices, if any, for shares of the series;

(f)            The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

(g)           The amounts payable on shares of the series in the event of any voluntary or involuntary dissolution, liquidation or winding up of the business and affairs of the corporation;

(h)           Whether the shares of a series are convertible into the shares of any other series or other class of shares, and, if so, the conversion price or prices, any adjustments thereof, and all other terms and conditions upon which such conversion may be made;

(i)            Restrictions on the issuance of shares of the same series or any other class or series;

(j)            The voting rights of any shares in any series.

The Board of Directors is authorized to adopt, from time to time, amendments to the Articles of Incorporation fixing, with respect to each such series, the matters described in clauses (a) through (j), inclusive of this Section 1.

Section 2.  Nothing in clause (a) through (i), inclusive, of Section 1 above, shall be construed to require the Board of Directors to fix any particular terms with respect to a series of shares.

Section 3.  The Holders of Serial Preference Stock of each series, in preference to the holders of Common Stock, shall be entitled to receive out of any funds legally available, and when and as by the Board of Directors, dividends in cash or property at the rate for such series fixed in accordance with the provisions of Section 1 of this Division and no more, payable on the dates fixed for such series.  No dividends may be paid upon or declared or set apart for any of the Serial Preference Stock for any dividend period, unless at the same time a like proportionate dividend for the same dividend period, in proportion to the respective dividend rates fixed therefor, shall be paid upon or declared or set apart for all Serial Preference Stock of all series then issued and outstanding and entitled to receive such dividends.

Section 4.  In no event so long as any Serial Preference stock shall be outstanding shall any dividends in excess of $.05 per share per year, except payable in Common Stock or other shares ranking junior to the Serial Preference Stock, be paid or declared or any distribution be made except as aforesaid on the Common Stock or any other shares ranking junior to the Serial Preference Stock, nor shall any Common Stock or any other shares ranking junior to the Serial Preference Stock be purchased, retired or otherwise required by the corporation (except out of the proceeds of the sale of Common stock or other shares ranking junior to the Serial Preference Stock received by the Corporation):

(a)           Unless all accrued and unpaid dividends on Serial Preference stock, including the full dividends for the current quarterly dividend period, shall have been, declared and paid or a sum sufficient for payment thereof set apart; and

(b)           Unless there shall be no arrearages with respect to the redemption of Serial Preference stock of any series or any sinking fund provided for shares of such series in accordance with the provisions of Section 1 of this Division.

Section 5.  (a) Subject to the express terms of each series and to the provisions of Section 7(b)(iv) of this Division, the corporation may from time to time redeem all or any part of the Serial Preference Stock of any series at the time outstanding (i) at the option of the Board of Directors at the applicable redemption price for such series fixed in accordance with the provisions of Section 1 of this Division, or (ii) to fulfillment of the requirements of any sinking fund provided for shares of such series at the applicable sinking fund redemption price fixed in accordance with the provisions of Section 1 of this Division; together in each case with an amount equal to all dividends accrued and unpaid thereon (whether or not such dividends shall have been earned or declared) to the redemption date.

(b)           Notice of every such redemption shall be mailed, postage prepaid to the holders of record of the Serial Preference Stock to be redeemed at their respective addresses then appearing on the books of the corporation, not less than thirty (30) days nor more than sixty (60) days prior to the date fixed for such redemption.  At any time before or after notice has been given as above provided the corporation may segregate on its books an amount equal to the aggregate redemption price of the shares of Serial Preference Stock to be redeemed for the purpose of such redemption. Upon the making of such segregation such holders shall cease to be shareholders with, respect to such shares, and after such notice shall have been given and such deposit shall have been made, such holders shall have no interest in or claim against the corporation with respect to such shares except only to receive such money without interest or the right to exercise, before the redemption date, any unexpired privileges of conversion.  In case less than all of the outstanding shares of Serial Preference Stock are to be redeemed, the corporation shall select pro rate or by lot the shares so to be redeemed in such manner as shall be prescribed by its Board of Directors.

If the holders of shares of Serial Preference Stock which shall have been called for redemption shall not, within six, years after such segregation, claim the amount due for the redemption thereof, the corporation shall be relieved of all responsibility in respect thereof and to such holders.

(c)           Any shares of Serial Preference Stock which are redeemed by the corporation pursuant to the provisions of this Section 5 and any shares of Serial Preference Stock which are purchased and delivered in satisfaction of any sinking fund requirements provided for shares of such series and any shares of Serial Preference Stock which are converted in accordance with the express terms thereof shall be deemed retired.

Section 6.  (a) The holders of Serial Preference Stock of all outstanding series shall in case of voluntary liquidation, dissolution or winding up of the business and affairs of the corporation, be entitled to receive in full, out of the assets of the corporation, including capital, before any amount shall be paid or distributed among the holders of any other shares ranking junior to the Serial Preference Stock, the amounts fixed with respect to the shares in accordance with Section 1 of this Division.  In case the net assets of the corporation legally available therefor are insufficient to permit the payment upon all outstanding shares of Serial Preference Stock of the full preferential amount to which they are respectively entitled, then such net assets shall be distributed ratably upon outstanding shares of Serial Preference Stock in proportion to the full preferential amount to which each such share is entitled.

After payment to holders of Serial Preference Stock of the full preferential amounts as aforesaid, holders of Serial Preference Stock as such shall have no right or claim to any of the remaining assets of the corporation.

In case of involuntary liquidation, involuntary dissolution or involuntary winding up of the affairs of the corporation, the holders of Serial Preference Stock shall, as such holders, (except with respect to any series as to which the Board of Directors shall have otherwise provided pursuant to Section 1(g) of this Division, and solely to the extent of such provisions) receive distribution of the assets of the corporation ratably with the holders of shares of all other classes share for share, without distinction by reason of class.

(b)           The merger or consolidation of the corporation into or with any other corporation, or the merger of any other corporation into it, or the sale, lease or conveyance of all or substantially all of the property or business of the corporation, shall not be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 6.

Section 7.  The holders of Serial Preference Stock shall be entitled to one vote for each share of such stock on all matters presented to the shareholders, except as otherwise provided herein or required by law.

Section 8.  For the purpose of this Division A:

Whenever reference is made to shares “ranking prior to the Serial Preference Stock” or “on a parity with the Serial Preference Stock,” such reference shall mean and include all shares of the corporation in respect of which the rights of the holders thereof as to the payment of dividends or as to distributions in the event of a voluntary liquidation, dissolution, or “winding up of the affairs of the corporation are given preference over or rank equally with (as the case may be) the rights of the holders of Serial Preference Stock; and whenever reference is made to shares “ranking junior to the Serial Preference Stock,” such reference shall mean and include all shares of the corporation in respect of which the rights of the holders hereof as to the payment of dividends and as to distributions in the event of a voluntary liquidation, dissolution, or winding up of the affairs of the corporation are junior and subordinate to the rights of the holders of Serial Preference Stock.

DIVISION B

EXPRESS TERMS OF THE COMMON STOCK

The Common Stock shall be subject to the express terms of the Serial Preference Stock, and each series thereof.  Each share of Common Stock shall be equal to every other share of Common Stock.  The holders of shares of Common Stock shall be entitled to one vote for each share of such stock upon all matters presented to the shareholders.

5.             The name and mailing address of each incorporator is as follows:

NAME	MAILING ADDRESS

David G. LeGrand	175 South Third Street
Columbus, Ohio 43215

The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

NAME	MAILING ADDRESS

William L. Miller	4450 Belden Village Street., N.W.
Canton, Ohio 43223

6.             The corporation is to have perpetual existence.

7.             In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

To make, alter or repeal the by-laws of the corporation.

To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

To set apart out of any of the funds in the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation.  The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or by-laws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock

When and as authorized by the stockholders in accordance with law, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

8.             Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide.  The books of the corporation may be kept (subject to any provisions contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

9.             The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

10.           A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omission not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

WE, THE UNDERSIGNED, being the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 25 day of November, 1997

/s/ David G. LeGrand
David G. LeGrand, Incorporator

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:01 PM 11/25/1997
9714 04.592 - 2825692

CERTIFICATE OF MERGER

OF

E.A.CAREY OF OHIO, INC.

INTO

THE HAVANA GROUP, INC.

The undersigned corporations do hereby certify as follows:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

E. A. Carey of Ohio, Inc.	Ohio

The Havana Group, Inc.	Delaware

SECOND: That an Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of section 252 of the General Corporation Law of Delaware.

THIRD: That the name of the surviving corporation of the merger is THE HAVANA GROUP, INC., a Delaware corporation.

FOURTH: That the Certificate of Incorporation of THE HAVANA GROUP, INC., a Delaware corporation, which is surviving the merger, shall be the Certificate of Incorporation of the surviving corporation.

FIFTH: That the executed Agreement of Merger is on file at the principal place of business of the surviving corporation, the address of which is 4450 Belden Village Street, N.W., Canton, Ohio 44718.

SIXTH: That a copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

SEVENTH: The authorized capital stock of each foreign corporation which is a party to the merger is as follows:

CORPORATION	CLASS	NO. OF SHARES	PAR VALUE PER SHARE OR STATEMENT THAT SHARES ARE W/O PAR VALUE
E.A. Carey of Ohio, Inc.	Common	100	No Par Value

Dated:	11/8/97	E.A. Carey of Ohio, Inc.
an Ohio corporation

		By:	/s/ William L. Miller
William L. Miller, President

Dated:	11/8/97	The Havana Group, lnc.,
a Delaware corporation

		By:	/s/ William L. Miller
William L. Miller, President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 02/02/1998
981041671 - 2825692

CERTIFICATE OF DESIGNATIONS, PREFERENCES

AND RIGHTS OF PREFERRED STOCK

OF

THE HAVANA GROUP, INC.

The Havana Group, Inc. a corporation organized and existing under the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

That, pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation (as amended) of said corporation, and pursuant to the provisions of Section 151 of Title 8 of the Delaware Code of 1953, said Board of Directors adopted certain resolutions which resolutions are as follows:

RESOLVED, that the Corporation’s Series A Preferred Stock be subject to the following terms and conditions:

(a)           the Stock shall be designated as Series A Preferred Stock;

(b)           the Corporation shall issue and have outstanding 5,000,000 shares of Series A Preferred Stock;

(c)           the Series A Preferred Stock has no preferential dividend payment rights and is not participating;

(d)           the Series A Preferred Stock is not subject to redemption;

(e)           in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, each share of Series A Preferred Stock has a liquidation preference of $.001;

(f)            the Series A Preferred Stock is not convertible into shares of Common Stock;

(g)           the holders of the Series A Preferred Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders.

RESOLVED FURTHER, that the Corporation’s Series B Preferred Stock be subject to the following terms and conditions;

(a)           the Stock shall be designated as Series B Preferred Stock;

(b)           the Corporation shall issue and have outstanding 1,100,000 shares of Series B Preferred Stock;

(c)           the holders of Series B Preferred Stock shall be entitled to receive annual dividends thereon at the rate of ten cents ($0.10) per share and no more, payable out of surplus or net profits of the Corporation on a quarterly basis, as and when declared by the Board of Directors, before any dividend shall be declared, set apart for, or paid upon the Common Stock for such year, and the remainder of the surplus or net earnings applicable to the payment of dividends shall be distributed as dividends among the holders of Common Stock as and when the Board of Directors determines;

(d)           the Series B Preferred Stock is not subject to redemption;

(e)           in the event of u voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, each share Series B Preferred Stock has a liquidation preference of $ 001, which is subordinated to the liquidation preference of the Series A Preferred Stock;

(f)            each share of Series B Preferred Stock is convertible into one share of the Corporation’s Common Stock, at the option of either the holder or the Corporation, upon the Corporation earning $500,000 in annual pre-tax profits.  Upon satisfaction of the conditions for conversion, the holders of each share of Series B Preferred Stock may convert such shares into Common Stock upon delivery of written notice of conversion to the Corporation at least thirty (30) days prior to the date of conversion and the surrender by the shareholder of his certificate(s) for each share of Series B Preferred Stock which is to be so converted.  The option to convert hereunder is subject to the Corporation filing an effective registration statement under the Securities Act of 1933 and any other state securities laws, or pursuant to an exemption from registration under the Securities Act of 1933 and any applicable state securities laws The Corporation shall bear all expenses associated with the registration or procuring an exemption from registration for the shares to be issued upon conversion.

(g)           the holders of the Series B Preferred Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders

IN WITNESS WHEREOF, The Havana Group, Inc. has caused this Certificate to be signed by William L.  Miller, its Chief Executive Officer this 30th day of January, 1998.

The Havana Group, Inc

By:	/s/ William L. Miller
William L. Miller, Chief Executive Officer

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:15 PM 05/12/1998
981182010 – 2825692

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF DESIGNATION

* * * * *

The Havana Group, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST:                    That the Board of Directors of The Havana Group, Inc., by the unanimous written consent of its members, filed with the minutes of the board, duly adopted resolutions setting forth a proposed amendment to the “Certificate of Designation” of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof.  The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Corporation adopt the following Amendment to its Certificate of
Designation:

“That the Certificate of Designation be amended with respect to the Corporation’s Series B Preferred Stock as follows:

(c)           the holders of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor, cumulative quarterly cash dividends at the rate of $.025 per share, quarterly on March 31, June 30, September 30, and December 31 commencing with March 31,1998 before any dividend shall be declared, set apart for, or paid upon the Common Stock for such year, and the remainder of the surplus or net earnings applicable to the payment of dividends shall be distributed as dividends among the holders of Common Stock as and when the Board of Directors determines;

SECOND:               That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon written waiver of notice signed by all stockholders at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD:                  That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, The Havana Group, Inc. has caused this certificate to be signed by William L.  Miller, it Chief Executive Officer, as of this 9 day of May, 1998.

THE HAVANA GROUP, INC.

By:	/s/ William L. Miller
William L. Miller, Chief Executive Officer

CERTIFICATE

For Renewal and Revival of Charter

The Havana Group, Inc., a corporation organized under the laws of Delaware, the Certificate of Incorporation of which was filed in the office of the Secretary of State on the 26th day of November, 1997, and recorded in the office of the Recorder of Deeds for Kent County, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follow:

1.             The name of this corporation is The Havana Group, Inc.

2.             Its registered office in the State of Delaware is located at 15 East North Street, City of Dover, County of Kent, and the name and address of its registered agent is XL CORPORATE SERVICES, INC.

3.             The date when the restoration, renewal and revival of the charter of this company is to commence is the 28th day of February, 2003, same being prior to the date of the expiration of the charter.  This renewal and revival of the charter of this corporation is to be perpetual.

4.             This corporation was duly organized and carried on the business authorized by its charter until the 1st day of March, A.D. 2003, at which time its charter became inoperative and void for non-payment of taxes and this certificate of renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

IN TESTIMNY WHEREOF and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters, William L. Miller, the last and acting Chief Executive Officer and Chairman of the Board this I8th day of August, 2003

/s/ William L. Miller
William L. Miller
Last and Acting Chief Executive
Officer and Chairman of the Board

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:50 AM 08/20/2003
FILED 11:58 AM 08/20/2003
SRV 030543962 - 2825692 FILE

State of Delaware
Secretary of State
Delivered 11:58 AM 08/20/2003
FILED 11:58 AM 08/20/2003
SRV 030543966 - 2825692 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

THE HAVANA GROUP, INC.

The Havana Group, Inc., a corporation organized and existing under and by virtue of The General Corporation Law of Delaware, does hereby certify:

FIRST:                    That at a duly held meeting of the Board of Directors of said Corporation, the Board duly adopted the following resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said Corporation:

“RESOLVED, that the Board of Directors deems it advisable, and hereby declares it to be advisable, that Article 4 of the Corporation’s presently existing Certificate of Incorporation be amended, changed and altered so that, as amended, said Article shall be and read as follows:

“4.  The total number of shares of all classes of capital stock which the Corporation has the authority to issue is Eighty Five Million (85,000,000) shares consisting of the following classes:

(a)           Seventy Five Million (75,000,000) common shares, $.001 par value, hereinafter called the Common Stock; and

(b)           Ten Million (10,000,000) shares of serial Preference Stock, $.001 par value, issuable in series, hereinafter called “Series Preference Stock.”

The designations, voting powers, preferences and relative priority, participating, option or other special rights, and qualifications, limitations or restrictions of the above classes of stock are as follows:

DIVISION A

EXPRESS TERMS OF THE
SERIAL PREFERENCE STOCK

Section 1.  The Serial Preference Stock may be issued from time to time in one or more series. All shares of Serial Preference Stock shall be of equal rank and shall be identical, except in respect of the matters that may be fixed by the Board of Directors as hereinafter provided, and each share of each series shall be identical with all other shares of such series, except as to the date from which dividends are cumulative.  Subject to the provisions of Sections 2 to 8, both inclusive, of this Division, which provisions shall apply to all Serial Preference Stock, the Board of

Directors hereby is authorized to cause such shares to be issued in one or more series and with respect to each such series prior to the issuance thereof to fix:

(a)           The designation of the series, which may be by distinguishing number, letter or title;

(b)           The number of shares of the series, which number the Board of Directors may (except where otherwise provided in the creation of the series) increase and decrease (but not below the number of shares thereof then outstanding);

(c)           The annual dividend rate of the series and the date from which dividends shall be cumulative;

(d)           The dates which dividends, if declared, shall be payable;

(e)           The redemption rights and price or prices, if any, for shares of the series;

(f)            The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

(g)           The amounts payable on shares of the series in the event of any voluntary or involuntary dissolution, liquidation or winding up of the business and affairs of the corporation;

(h)           Whether the shares of a series are convertible into the shares of any other series or other class of shares, and, if so, the conversion price or prices, any adjustments thereof, and all other terms and conditions upon which such conversion may be made;

(i)            Restrictions on the issuance of shares of the same series or any other class or series;

(j)            The voting rights of any shares in any series.

The Board of Directors is authorized to adopt, from time to time, amendments to the Articles of Incorporation fixing, with respect to each such series, the matters described in clauses (a) through (j), inclusive of this Section 1.

Section 2.  Nothing in clause (a) through (l).  Inclusive, of Section 1 above, shall be construed to require the Board of Directors to fix any particular terms with respect to a series of shares.

Section 3.  The Holders of Serial Preference Stock of each series, in preference to the holders of Common Stock, shall be entitled to receive out of any funds legally available, and when and as declared by the Board of Directors, dividends in cash or property at the rate for such series fixed in accordance with the provisions of Section 1 of this Division and no more, payable on the dates fixed for such series.  No dividends may be paid upon or declared or set apart for any of the Serial preference Stock for any dividend period, unless at the same time a like proportionate dividend for the same dividend period, in proportion to the respective dividend rates fixed therefor, shall be paid upon or declared or set apart for all Serial Preference Stock of all series then issued and outstanding and entitled to receive such dividends.

Section 4.  In no event so long as any Serial Preference stock shall be outstanding shall any dividends in excess of $.05 per share per year, except payable in Common Stock or other shares ranking Junior to the Serial Preference Stock, be paid or declared or any distribution be made except as aforesaid on the Common Stock or any other shares ranking junior to the Serial Preference Stock, nor shall any Common Stock or any other shares ranking Junior to the Serial Preference Stock be purchased, retired or otherwise required by the corporation (except out of the proceeds of the sale of Common stock or other shares ranking junior to the Serial Preference Stock received by the corporation):

(a) Unless all accrued and unpaid dividends on Serial Preference Stock, including the full dividends for the current quarterly dividend period, shall have been declared and paid or a sum sufficient for payment thereof set apart; and

(b) Unless there shall be no arrearages with respect to the redemption of Serial Preference stock of any series or any sinking fund provided for shares of such series in accordance with the provisions of Section 1 of this Division.

Section 5.  (a) Subject to the express terms of each series and to the provisions of Section 7((b)(iv) of this Division, the corporation may from time to time redeem all or any part of the Serial Preference Stock of any series at the time outstanding (i) at the option of the Board of Directors at the applicable redemption price for such series fixed in accordance with the provisions of Section 1 of this Division, or (ii) in fulfillment of the requirements of any sinking fund provided for shares of such series at the applicable sinking fund redemption price fixed in accordance with the provisions of Section 1 of this Division; together in each case with an amount equal to all dividends accrued and unpaid thereon (whether or not such dividends shall have been earned or declared) to the redemption date.

(b) Notice of every such redemption shall be mailed, postage prepaid to the holders of record of the Serial Preference Stock to be redeemed at their respective addresses then appearing on the books of the corporation, not less than thirty (30) days nor more than sixty (60) days prior to the date fixed for such redemption.  At any time before or after notice has been given as above provided the corporation may segregate on its books an amount equal to the aggregate redemption price of the shares of Serial Preference Stock to be redeemed for the purpose of such redemption.  Upon the making of such segregation such holders shall cease to be shareholders with respect to such shares, and after such notice shall have been given and such deposit shall have been made, such holders shall have no interest in or claim against the corporation with respect to such shares except only to receive such money without interest or the right to exercise, before the redemption date, any unexpired privileges of conversion.  In case less than all of the outstanding shares of Serial Preference Stock are to be redeemed, the corporation shall select pro rata or by lot the shares so to be redeemed in such manner as shall be prescribed by its Board of Directors

If the holders of shares of Serial Preference Stock which shall have been called for redemption shall not, within six years after such segregation, claim the amount due for the redemption thereof, the corporation shall be relieved of all responsibility in respect thereof and to such holders.

(c) Any shares of Serial Preference Stock which are redeemed by the corporation pursuant to the provisions of this Section 5 and any shares of Serial Preference Stock which are purchased and delivered in satisfaction of any sinking fund requirements provided for shares of such series and any shares of Serial Preference Stock which are converted in accordance with the express terms thereof shall be deemed retired.

Section 6.  (a) The holders of Serial Preference Stock of all outstanding series shall, in case of voluntary liquidation, dissolution or winding up of the business and affairs of the corporation, be entitled to receive in full, out of the assets of the corporation, including capital, before any amount shall be paid or distributed among the holders of any other shares ranking junior to the Serial Preference Stock, the amounts fixed with respect to the shares in accordance with Section 1 of this Division. In case the net assets of the corporation legally available therefor are insufficient to permit the payment upon all outstanding shares of Serial Preference Stock of the full preferential amount to which they are respectively entitled, then such net assets shall be distributed ratably upon outstanding shares of Serial Preference Stock in proportion to the full preferential amount to which each such share is entitled.

After payment to holders of Serial Preference Stock of the full preferential amounts as aforesaid, holders of Serial Preference Stock as such shall have no right or claim to any of the remaining assets of the corporation.

In case of involuntary liquidation, involuntary dissolution or involuntary winding up of the affairs of the corporation, the holders of Serial Preference Stock shall, as such holders, (except with respect to any series as to which the Board of Directors shall have otherwise provided pursuant to Section 1 (g) of this Division, and solely to the extent of such provisions) receive distribution of the assets of the corporation ratably with the holders of shares of all other classes share for share, without distinction by reason of class.

(b) The merger or consolidation of the corporation into or with any other corporation, or the merger of any other corporation into it, or the sale, lease or conveyance of all or substantially all of the property or business of the corporation, shall not be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes or this Section 6.

Section 7.  The holders of Serial Preference Stock shall be entitled to one vote for each share of such stock on all matters presented to the shareholders, except as otherwise provided herein or required by law.

Section 8.  For the purpose of this Division A:

Whenever reference is made to shares “ranking prior to the Serial Preference Stock” or “on a parity with the Serial Preference Stock,” such reference shall mean and include all shares of the corporation in respect of which the rights of the holders thereof as to the payment of dividends or as to distributions in the event of a voluntary liquidation, dissolution, or winding up of the affairs of the corporation are given preference over or rank equally with (as the case may be) the rights of the holders of Serial Preference Stock; and whenever reference is made to shares “ranking junior to the Serial Preference Stock,” such reference shall mean and include all shares of the corporation in respect of which the rights of the holders hereof as to the payment of dividends and as to distributions in the event of a voluntary liquidation, dissolution, or winding up of the affairs of the corporation are junior and subordinate to the rights of the holders of Serial Preference Stock.

DIVISION B

EXPRESS TERMS OF THE COMMON STOCK

The Common Stock shall be subject to the express terms of the Serial Preference Stock, and each series thereof Each share of Common Stock shall be equal to every other share of Common Stock.  The holders of shares of Common Stock shall be entitled to one vote for each share of such stock upon all matters presented to the shareholders.

DIVISION C

DESIGNATION OF

RIGHTS AND PREFERENCES OF SERIES A

PREFERRED STOCK

The Corporation’s Series A Preferred Stock be subject to the following terms and conditions:

(a)           the Stock shall be designated as Series A Preferred Stock;

(b)           the Corporation shall issue and have outstanding 5,000,000 shares of Series A Preferred Stock;

(c)           the Series A Preferred Stock has no preferential dividend payment fights and is not participating;

(d)           the Series A Preferred Stock is not subject to redemption;

(e)           In the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, each share of Series A Preferred Stock has a liquidation preference of $.001;

(f)            the Series A Preferred Stock is not convertible into shares of Common Stock;

(g)           the holders of the Series A Preferred Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders.

DIVISION D

DESIGNATION OF

RIGHTS AND PREFERENCES OF SERIES B

PREFERRED STOCK

The Corporation’s Series B Preferred Stock be subject to the following terms and conditions:

(a)           the Stock shall be designated as Series B Preferred Stock;

(b)           the Corporation shall issue and have outstanding 1,100,000 shares of Series B Preferred Stock;

(c)           the holders of Series B Preferred Stock shall be entitled to receive annual dividends thereon at the rate often cents ($0.10) per share and no more, payable out of surplus or net profits of the Corporation on a quarterly basis, as and when declared by the Board of Directors, before any dividend shall be declared, set apart for, or paid upon the Common Stock for such year, and the remainder of the surplus or net earnings applicable to the payment of dividends shall be distributed as dividends among the holders of Common Stock as and when the Board of Directors determines;

(d)           the Series B Preferred Stock is not subject to redemption;

(e)           in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, each share of Series B Preferred Stock has a liquidation preference of $.001, which is subordinated to the liquidation preference of the Series A Preferred Stock;

(f)            each share of Series B Preferred Stock is convertible into one share of the Corporation’s Common Stock, at the option of either the holder or the Corporation, upon the Corporation earning $500,000.  In annual pre-tax profits.  Upon satisfaction of the conditions for conversion, the holders of each share of Series B Preferred Stock may convert such shares into Common Stock upon delivery of written notice of conversion to the Corporation at least thirty (30) days prior to the date of conversion and the surrender by the shareholder of his certificate(s) for each share of Series B Preferred Stock which is to be so converted.  The option to convert hereunder is subject to the Corporation filing an effective registration statement under the Securities Act of 1933 and any other state securities laws, or pursuant to an exemption from registration under the Securities Act of 1933 and any applicable state securities laws.  The Corporation shall bear all expenses associated with the registration or procuring an exemption from registration for the shares to be issued upon conversion; and

(g)           the holders of the Series B Preferred Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders.”

SECOND:       This amendment has been approved by the Corporation’s Board of Directors and stockholders in accordance with the provisions of Sections 242 and 222 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said The Havana Group, Inc. has caused this Certificate to be signed by William L. Miller, its Chief Executive Officer, this 4th day of August, 2003.

THE HAVANA GROUP, INC

/s/ William L. Miller
William L. Miller, Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:10 AM 09/30/2004
FILED 10:58 AM 09/30/2004
SRV 040707086 - 2825692 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

THE HAVANA GROUP, INC.

The Havana Group, Inc, a corporation organized and existing under and by virtue of the General Corporation Law of Delaware, does hereby certify:

FIRST:                    That at a duly held meeting of the Board of Directors of said Corporation, the Board duly adopted the following resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation.

“RESOLVED, that the Board of Directors deems it advisable, and hereby declares it to be advisable, that Article 1 of the Corporation’s presently existing Certificate of Incorporation be amended, changed and altered so that, as amended, said Article shall be and read as follows:

[ILLEGIBLE] The name of the corporation is: Surge Global Energy, Inc.”

SECOND:               This amendment has been approved by the Corporation’s Board of Directors, and stockholders in accordance with the provisions of Sections 242, 228 and 222 of the General Corporation Law of the state of Delaware

IN WITNESS WHEREOF, said The Havana Group, Inc., has caused this certificate to be signed by William L.  Miller, its Chief Executive Officer this 5th day of August, 2004

THE HAVANA GROUP, INC

/s/ William L. Miller
William L. Miller, Chief Executive Officer